SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 9, 2005

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 High Street Hamilton, Ohio	45011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 2. 02 Results of Operation and Financial Condition.

In the fourth quarter of 2005, First Financial Bancorp. (“First Financial”) expects to incur additional pre-tax expenses of approximately $879,000 in the aggregate for its obligations under two exercised executive employment agreements with Rex A. Hockemeyer, Chief Technology Officer (discussed in Item 8.01 below) and C. Thomas Murrell, III, former Senior Vice President and Chief Credit Officer of First Financial (said departure previously announced by First Financial in a Current Report on Form 8-K on November 7, 2005).

Item 8. 01 Other Events.

Effective December 9, 2005, Rex A. Hockemeyer is no longer the Chief Technology Officer of First Financial.

Effective immediately, Linda Novitski, Vice President, Applications Manager, of First Financial Bank, N.A., First Financial’s wholly-owned bank subsidiary, will assume on an interim basis the responsibilities directly managed by Mr. Hockemeyer. C. Douglas Lefferson, Executive Vice President and Chief Operating Officer, will assist in the management of the technology function. A search for Mr. Hockemeyer’s replacement will commence immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and
Chief Financial Officer

Date: December 13, 2005